Exhibit 99.1

FOR IMMEDIATE RELEASE

June 30, 2006 Quarterly Report on Form 10-QSB Amendment

San Diego, CA - 18 September 2006 - Surge Global Energy, Inc., (OTCBB: SRGG) In connection with it’s Quarterly Report on Form 10-QSB for the period ended June 30, 2006 10-QSB, Surge Global Energy, Inc., (the “Company”) and its independent registered public accountants identified accounting errors and incorrect classifications within the Company’s Condensed Consolidated Balance Sheet at June 30, 2006 (the “Balance Sheet”), the Condensed Consolidated Statements of Losses (the “Income Statement”), the Condensed Consolidated Statements in Shareholders’ Equity (“Shareholders’ Equity”) and the Condensed Consolidated Statements of Cash Flows (the “Cash Flow Statement”), all for the period ended June 30, 2006. On September 15, 2006, the Audit Committee of the Board of Directors of the Company reviewed this matter with Company management and determined that the June 30, 2006 Balance Sheet, Income Statement, Shareholders’ Equity and Cash Flow Statement filed with the Securities and Exchange Commission should be restated to properly reflect transactions that were incorrectly classified as discontinued assets, liabilities within the Balance Sheet and operating, investing and effect of exchange rate cash flows by the Company. These transactions all relate to the effects of foreign currency translation upon the discontinued operation assets, liabilities, as well as related presentation within operating, investing and effect of exchange rate categories within the Cash Flow Statement.

There is no change in loss from continuing operations or earnings per share related to this restatement. In addition, there was no change to cash and cash equivalent balances in the June 30, 2006 Balance Sheet. The Balance Sheet for continuing operations also remains unchanged.

Until the time that the amended Form 10-QSB is filed, the six months ended and since inception June 30, 2006 Balance Sheet and Cash Flow Statement should not be relied upon. The Company will file its amended June 30, 2006 Form 10-QSB on September 18, 2006, which amended filing will include the consolidated financial statements that may be relied upon. Please see the Company’s 8-K filing for additional details.

Background Information about the Sawn Lake Oil Sands Development:
The Sawn Lake Oil Sands Development has been estimated by two respected third-party petroleum engineering firms to contain a total of 820 million to 1.2 billion barrels of oil resource in place, of which Signet Energy can earn a 40 percent working interest on all contiguous sections covering 44,480 acres in the Sawn Lake area of Alberta, Canada.
Signet has commitment to drill a total of 10 wells, each well drilled earns Signet an interest in the field; one well has been drilled and completed to date and demonstrated cold flow reservoir characteristics. To date Signet has earned a 40 percent working interest in 18 sections. Deep Well is being carried by Signet for the first 10 wells and thereafter, Deep Well is required to pay their 40 percent share, along with each of the two other 10 percent working interest partners that pay their share of completion, production test and operating costs.

About Surge Global Energy, Inc.
Surge Global Energy, Inc., located in San Diego, California, is a major shareholder of Signet Energy, Inc. The company invests in assets that target Canadian oil sands and conventional oil and gas properties in North and South America. Surge also holds a working interest in the Santa Rosa Dome project in Mendoza province of Argentina and also has rights to earn a working interest in the Keg River Formation in the Kitty area of North Central Alberta, Canada. For more information on the company please visit www.SurgeGlobalEnergy.com.

Contacts for media and investors:
Bill Greene, CFO
bill@SurgeGlobalEnergy.com
1.858.704.5009

Forward Looking Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company's expectations, hopes or intentions regarding the future, including, but not limited to, general economic conditions, market and business conditions; potential production and industry capacity and estimates. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Those risks and uncertainties include the possibility Signet will not determine it is feasible to drill all 10 wells at Sawn Lake in Alberta, Canada or that if Signet does drill, it will not discover oil or gas in the quantities the Company currently anticipates. Other risks and uncertainties of the Company’s business could cause actual results to differ and are discussed under the heading "Risk Factors" and in other sections of the Company’s Form 10-QA filed with the SEC on September 18, 2006 and the Company's Form 10-K for the 2005 fiscal year and in the Company's other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.